UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 6, 2024

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)
001-41342	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/100th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FRMEP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On February 6, 2024, the Board of Directors (the “Board”) of First Merchants Corporation (the “Corporation”) adopted the Corporation’s 2024 Senior Management Incentive Compensation Program (the “SMICP”), a non-equity incentive compensation plan, applicable to the Corporation’s named executive officers and other senior management employees. Under the SMICP, the Board established the following schedule for the Corporation’s named executive officers, setting forth the percentage of base salary that will be paid if the executive’s goals are met or exceeded.

Executive	Potential SMICP Cash Payment as Percentage of 2024 Base Salary at the Following Performance Levels
	Threshold	Target	Maximum
Mark K. Hardwick, Chief Executive Officer	35.0%	70.0%	140.0%
Michael J. Stewart, President	30.0%	60.0%	120.0%
Michele M. Kawiecki, Executive Vice President and Chief Financial Officer	25.0%	50.0%	100.0%
John J. Martin, Executive Vice President and Chief Credit Officer	25.0%	50.0%	100.0%
Stephan H. Fluhler, Senior Vice President, Chief Information Officer	22.5%	45.0%	90.0%

The Board determined that the goal for each of Hardwick, Stewart, Kawiecki and Martin will be the Corporation’s operating earnings, calculated on a diluted GAAP basis. Due to the nature of his responsibilities, Mr. Fluhler’s performance payment will be based 70% on the Corporation’s operating earnings and 30% on the Corporation’s consolidated efficiency ratio (defined as noninterest expense, excluding foreclosed property expense, amortization of intangibles and goodwill impairments, as a percent of the sum of tax equivalent net interest income and noninterest income, excluding security gains and nonrecurring items), with certain reduced threshold, target and maximum payment percentages being applicable to the efficiency ratio metric. In all cases, a minimum threshold (below which participants do not receive payments), a target amount and a maximum amount was set by the Board for each goal.

Following the end of the fiscal year, the Compensation and Human Resources Committee of the Board will approve the payouts under the SMICP. Credit is given proportionately for performance falling between the threshold and maximum levels, but is not given for performance that is not at least at the threshold level, or for that portion of performance that exceeds the maximum level. Participants must be employed when the payments are made, except in the case of death, disability or retirement, to be eligible for a payment under the program. The Corporation has a Clawback Policy that provides for recovery of any payment made to a participant who is an executive officer if the payment is based on a materially inaccurate financial statement or if otherwise appropriate under applicable law.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the SMCIP, which is incorporated herein by reference as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 10.1	First Merchants Corporation Senior Management Incentive Compensation Program, dated February 6, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation
(Registrant)

By: /s/ Michele M. Kawiecki Michele M. Kawiecki Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: February 8, 2024